UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2020

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AAXN	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2020, Adriane Brown was appointed to the Board of Directors of Axon Enterprise, Inc. (the "Company") effective immediately. Compensation for Ms. Brown will consist of an initial restricted stock unit award effective June 1, 2020 with the grant date fair value of $160,000 vesting annually over three years, an annual restricted stock unit award with a grant date fair value of $160,000 vesting annually over three years, and annual cash compensation of $36,000, paid quarterly. This is consistent with the current compensation program for the Board of Directors. There are no arrangements or understandings between Ms. Brown and any other persons pursuant to which Ms. Brown was selected as a director, and there are no transactions in which Ms. Brown has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Brown became a Venture Partner at Flying Fish Fund, a venture capital firm, in November 2018. Prior to that, Ms. Brown served as President and Chief Operating Officer for Intellectual Ventures (“IV”), an invention and investment company that commercializes inventions, from January 2010 through July 2017, and served as a Senior Advisor until December 2018. Before joining IV, Ms. Brown served as President and Chief Executive Officer of Honeywell Transportation Systems. Over the course of 10 years at Honeywell, she held leadership positions serving the aerospace and automotive markets globally. Prior to Honeywell, Ms. Brown spent 19 years at Corning, Inc., ultimately serving as Vice President and General Manager, Environmental Products Division, having started her career there as a shift supervisor. Ms. Brown also serves on the boards of directors of Washington Research Foundation, the Pacific Science Center and Jobs for America’s Graduates. Ms. Brown also served on the boards of directors of Allergan plc and Raytheon Company until 2020. Ms. Brown holds a Doctorate of Humane Letters and a bachelor’s degree in environmental health from Old Dominion University, and is a winner of its Distinguished Alumni Award. She also holds a master’s degree in management from the Massachusetts Institute of Technology where she was a Sloan Fellow.

On June 3, 2020, the Company issued a press release announcing the appointment of Ms. Brown to the Board of Directors. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 29, 2020, the Company held its annual meeting of shareholders (the "Meeting"). The total number of shares of the Company’s common stock, par value of $0.00001 per share, voted in person or by proxy at the Meeting was 55,340,601 representing approximately 92.5% of the 59,824,261 shares outstanding as of the April 3, 2020 record date and entitled to vote at the Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter considered at the Meeting is set out below. For more information regarding these matters, please refer to the Company’s Definitive Proxy Statement relating to the Meeting, which was filed with the Securities and Exchange Commission on April 15, 2020.

Proposal No. 1 — Election of Directors

The following nominees were elected as Class A directors for a term of three years (and until their successors are elected and qualified) by the votes indicated below.

	FOR	WITHHELD	BROKER NON-VOTES
Mark Kroll Matthew McBrady	41,414,250 44,797,854	4,091,198 707,594	9,835,153 9,835,153
Patrick Smith	44,811,473	693,975	9,835,153

Proposal No. 2 — Advisory Vote on the Compensation of Named Executive Officers ("Say-on-Pay")

The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,717,434	5,645,098	142,916	9,835,153

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountant for fiscal year 2020 was approved by the votes indicated below. There were no broker non-votes on this proposal.

FOR	AGAINST	ABSTAIN
54,609,134	467,404	264,063

Proposal No. 4A — Approve an Amendment to Article 5 of the Company's Certificate of Incorporation to Remove the Super-Majority Vote Requirement and Replace With a Majority Vote Requirement

The amendment of the Company's Certificate of Incorporation was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,225,463	208,687	71,298	9,835,153

Proposal No. 4B — Approve an Amendment to Article 6 of the Company's Certificate of Incorporation to Remove the Super-Majority Vote Requirement and Replace With a Majority Vote Requirement

The amendment of the Company's Certificate of Incorporation was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,222,735	208,900	73,813	9,835,153

Proposal No. 5 — Shareholder Proposal to Elect Each Director Annually:

The shareholder proposal to elect each director annually was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,453,687	6,874,863	176,898	9,835,153

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated June 3, 2020

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2020	Axon Enterprise, Inc.

	By:	/s/ JAWAD A. AHSAN
Jawad A. Ahsan
Chief Financial Officer